Exhibit 10.17

                          VOLUNTARY SURRENDER AGREEMENT

         THIS VOLUNTARY SURRENDER AGREEMENT (this "Voluntary Surrender Agreement") is made effective the 24th day of November, 2009 by and among Amish Naturals, Inc. (the "Borrower"), a Nevada corporation having its principal place of business at 6399 County Road 83, Holmesville, Ohio 44633 and Castlerigg Master Investment Ltd., an entity organized under the laws of the British Virgin Islands, in its capacity as collateral agent (in such capacity, the "Collateral Agent'") and party to (i) a Securities Purchase Agreement, dated as of August 31, 2007, (the "2007 SPA") and (ii) a Securities Purchase Agreement, dated as of February 20, 2008, (the "2008 SPA" and together with the 2007 SPA, the "SPAs") and having a mailing address in care of Sandell Asset Management Corp., 40 West 57th Street, New York NY 10019.

                                    RECITALS:

         A. Pursuant to the 2007 SPA, on September 9, 2007 the Borrower issued to the Collateral Agent as holder for those parties listed as a "Buyer" on the Schedule of Buyers attached to the 2007 SPA (collectively, the "2007 Buyers") a first Senior Secured Convertible Note (the "First Debenture").

         B. Pursuant to the 2008 SPA, on February 20, 2008 the Borrower issued to the Collateral Agent as holder for those parties listed as a "Buyer" on the Schedule of Buyers attached to the 2008 SPA (collectively, the "2008 Buyers" and together with the 2007 Buyers, the "Buyers") a second Senior Secured Convertible Note (the "Second Debenture" and together with the First Debenture, the "Notes").

         C. The undersigned subsidiary of the Borrower (the "Guarantor") executed and delivered a Guaranty dated as of September 10, 2007 (the "Guaranty") in favor of the Collateral Agent for the benefit of itself and the Buyers, with respect to the Borrower's obligations under the SPAs and the Notes (together with all ancillary documents, the "Transaction Documents")

         D. In order to secure the full and complete payment, performance, and observance of all of its then existing or thereafter arising obligations under the Transaction Documents, the Borrower granted the Collateral Agent a security interest in, among other things, all assets of the Borrower, including but not limited to all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles, goods, instruments, inventory, investment property, copyrights, trademarks and licenses, letter-of-credit rights, supporting obligations and the proceeds and products thereof, whether then owned or thereafter acquired (collectively, the "Collateral").

         E. By letter dated November 9, 2009, the Collateral Agent provided Borrower written notice (the "Notice") of the existence of defaults of the Borrower's obligations under the Notes by virtue of the Borrower's failure to pay interest which was due and payable in respect of the First Debenture on January 1, 2009, April 1, 2009, July 1, 2009 and October 1, 2009 (collectively, the "Events of Default") and on account thereof the Collateral Agent has among other rights and remedies under the Transaction Documents the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the governing jurisdiction (the "UCC").


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         F. The Borrower does not dispute that: (i) the Events of Default exist and are continuing as of the date of this Voluntary Surrender Agreement (ii) the Collateral Agent holds a properly perfected, valid, security interest in the Collateral, and (iii) the Collateral Agent has rights under the UCC and the Transaction Documents on account thereof.

         G. The Borrower has in the prudent exercise of its business judgment determined to cease operations and to enter into this Voluntary Surrender Agreement with respect to the surrender of substantially all of the Collateral by the Borrower to the Collateral Agent and to determine in accordance with section 9-603 of the UCC the standards measuring the fulfillment of the rights of the Borrower and the duties of the Collateral Agent relating thereto.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and wishing to be legally bound hereby, the Borrower and the Collateral Agent hereby agree as follows:

         1. Surrender of Collateral. Effective at 9:00 a.m. (prevailing Eastern
Time) on November 24, 2009 (the "Surrender Date") the Borrower shall in partial satisfaction of Borrower's obligations under the Transaction Documents surrender possession of substantially all of the Collateral to the Collateral Agent, excepting only from such surrender: (a) one (1) Toyota Forklift Model no. 7FBEU18 having serial number 17535; (b) one (1) battery-GNB model no. 2601808517B serial no. GEJ2248; and (c) one (1) charger-Ametek model no. 750M1-18C serial no. 207CS52711. The Borrower hereby waives with respect to the Collateral any right of redemption, stay or appraisal, as well as any right to exoneration, subrogation, reimbursement arising at law, in equity or otherwise, and any other requirement of law with respect to the subject matter of this Voluntary Surrender Agreement to the extent permitted by law. The Borrower expressly acknowledges that the Collateral Agent is assuming no liabilities of the Borrower in connection with the Collateral.

         2. Rights and Powers Following the Surrender Date. In addition to the other rights and powers available to a secured creditor following foreclosure including, without limitation, those rights and powers set forth in the Transaction Documents and hereinafter set forth, following the Surrender Date the Collateral Agent shall serve as the Borrower's true and lawfully appointed attorney, with full power of substitution, in the name of the Borrower or otherwise, to exercise any power permitted by applicable law with respect to any Collateral, which appointment is irrevocable and is coupled with an interest.

         3. Right to Dispose of the Collateral. The Borrower acknowledges that following surrender of the Collateral the Collateral Agent may sell or otherwise dispose of the Collateral at a commercially reasonable public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Pursuant to Borrower's right to dispose of the Collateral, the parties acknowledge that Borrower is entering into a separate Consulting Agreement with Mr. David Skinner, President of Collateral Agent, for the purpose of disposing of this collateral in a commercially reasonable manner.

         4. Method of Disposition. The Borrower agrees not to challenge the disposition of the Collateral on the grounds of commercial reasonableness pursuant to section 9-610 of the UCC.

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         5. Collection and Enforcement Rights. Following the Surrender Date, the
Collateral Agent may, in its discretion, (i) notify any account debtor or other person obligated to Borrower to make payment or otherwise render performance to or for the benefit of the Collateral Agent, (ii) take any proceeds to which the Collateral Agent is entitled under section 9-315 of the UCC, (iii) enforce the obligations of an account debtor or other person obligated to Borrower and exercise the rights of the Borrower with respect to the obligation of the account debtor or other person obligated to make payment or otherwise render performance to the Borrower, and with respect to any property that secures the obligations of the account debtor. The Borrower agrees not to challenge the collection and enforcement such collateral if conducted in accordance with the terms hereof on the grounds of commercial reasonableness pursuant to section 9-607 of the UCC.

         6. Application of Proceeds; Determination of Surplus or Deficiency. The Collateral Agent shall apply against the Notes the cash proceeds realized from the sale, collection and enforcement of the Collateral in accordance with the provisions of sections 9-608 and 9-615 of the UCC and will upon request provide the Borrower with a written explanation of the calculation of any surplus or deficiency in accordance with section 9-616 of the UCC (the "Accounting").

         7. [INTENTIONALLY OMITTED]

         8. Representations and Warranties and Covenants of the Borrower. The Borrower represents, warrants and covenants to the Collateral Agent that, as of the Surrender Date:

         (a) Organization, Power, Standing and Qualifications. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into and perform this Voluntary Surrender Agreement and consummate the transactions contemplated hereby.

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         (b) Enforceability. This Voluntary Surrender Agreement is the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be qualified by equitable principles and pursuant to laws enacted for the protection of creditors.

         (c) Required Notification to Borrower. The Borrower acknowledges that all notices required to be given to the Borrower pursuant to any applicable provisions of the UCC have been so given. The execution of this Voluntary Surrender Agreement by the Borrower's authorized representative serves as acknowledgment of receipt of such notice by the Borrower.

         (d) Legal Representation. The Borrower has been represented by independent competent counsel in connection with this Voluntary Surrender Agreement and the circumstances giving rise hereto.

         (e) No Governmental Action. The Collateral is not subject to or the subject of any governmental orders, restrictions on transfer, or other relevant orders of any court of law.

         9. Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent represents and warrants and covenants to the Borrower that, as of the Surrender Date:

         (a) Organization, Power and Standing. The Collateral Agent is an entity, duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Collateral Agent has all requisite power and authority to enter into and perform this Voluntary Surrender Agreement and consummate the transactions contemplated hereby.

         (b) Due Authorization. (i) The execution and delivery of this Voluntary Surrender Agreement by the Collateral Agent, and the performance by the Collateral Agent of its obligations hereunder, and the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Collateral Agent, and (ii) this Voluntary Surrender Agreement is the valid and binding obligation of the Collateral Agent, enforceable in accordance with its terms, except as such enforceability may be qualified by equitable principles and pursuant to laws enacted for the protection of creditors.

         10. Additional Agreements.

          (a) Additional Documents and Actions. The Borrower agrees to execute and deliver such documents, including without limitation assignments, licenses and other instruments of transfer, and take such other action as the Collateral Agent deems necessary or advisable in order to effect in accordance with applicable law the surrender of the Collateral.

          (b) Information. The Borrower agrees to provide upon request such information regarding and access to the Collateral as the Collateral Agent (and/or its agents and representatives) deems appropriate in its sole discretion.

         11. Assignment and Binding Effect. This Voluntary Surrender Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto and any purported assignment in violation of the terms of this Section 11 shall be null and void ab initio. All of the terms and provisions of this Voluntary Surrender Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

         12. Waiver. Any term or provision of this Voluntary Surrender Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party and duly given to the other party.

         13. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to such party personally or sent to such party by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or delivered by facsimile transmission with receipt confirmed, addressed to the party at its address set forth below:

                  To Borrowers:
                           Amish Naturals, Inc.
                           6399 State Route 83
                           Holmesville, Ohio 44633
                           Attention: Chief Executive Officer
                           Phone:  (330) 674-0998
                           Fax:  (330) 667-0998

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

                  With a copy to:

                           Steven R. Hobson II, Esq. and
                           Ronald N. Towne, Esq.
                           LEIBY HANNA RASNICK
                           -------------------
                           TOWNE EVANCHAN PALMISANO & HOBSON, LLC.
                           388 S. Main St., Suite 402
                           Akron, Ohio 44311
                           Phone:  (330) 253-2227
                           Fax:  (330) 253-1261

                  To the Collateral Agent:

                           Castlerigg Master Investment Ltd.
                           c/o Sandell Asset Management Corp.
                           40 West 57th Street, 26th Floor
                           New York, New York 10019
                           Attention:  Matthew Pliskin
                           Phone:  (212) 603-5710
                           Fax:  (212) 603-5700

                   With a copy to:

                           Jeffrey M. Levinson, Esq.
                           30100 Chagrin Boulevard
                           Suite 250
                           Cleveland, Ohio 44124
                           Phone:  (216) 514-4935
                           Fax:  (216) 514-4936

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

         14. Severability. If any provision of this Voluntary Surrender Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Voluntary Surrender Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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         15. Governing Law. This Voluntary Surrender Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Ohio as applied to contracts made and fully performed in such state.

         16. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Voluntary Surrender Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns and shall not be construed as conferring, and are not intended to confer.

         17. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         18. Counterparts. This Voluntary Surrender Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and the Borrower and the Collateral Agent may become parties hereto by executing a counterpart hereof. This Voluntary Surrender Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Voluntary Surrender Agreement or any counterpart hereof to produce or account for any of the other counterparts. A facsimile copy of the signature page hereof transmitted by a party hereto shall be effective to constitute the execution and delivery hereof by such party.

         19. Time for Performance. If the final day of any period or any date of performance under this Voluntary Surrender Agreement falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of performance shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         20. Construction. This Voluntary Surrender Agreement and the documents to be delivered hereunder constitute the entire understanding and agreement among the parties hereto concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Voluntary Surrender Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation hereto between the parties other than those incorporated herein. The parties agree that the terms and conditions of this Voluntary Surrender Agreement are the result of negotiations between the parties and that this Voluntary Surrender Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Voluntary Surrender Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         21. Amendment. Subject to the Collateral Agent's rights under the
Transaction Documents, neither this Voluntary Surrender Agreement nor any term hereof may be amended, released, discharged, abandoned, changed or modified in any manner except by an instrument in writing which refers to this Voluntary Surrender Agreement and is executed by the parties hereto.

         22, Waiver of Claims. Provided David Skinner carries out his duties in good faith pursuant to the terms of the separate consulting agreement, Collateral Agent shall provide a Waiver of Claims to Borrower and Guarantor stating that Collateral Agent, on behalf of itself, its successors, assigns and representatives thereby fully and forever releases and discharges Borrower and Guarantor, their assigns, officers, shareholders, directors, employees, attorneys, successors, and representatives, whatever the case may be, from any and all actions, causes of action, damages, judgments, claims and demands of whatsoever kind and nature, in law or equity, whether known or unknown, from the beginning of time until the issuance of the Waiver of Claims.

AMISH NATURALS, INC.


By: /s/ David Skinner, Sr.
    ----------------------------------------
Name: David Skinner, Sr.
Title:  Chief Executive Officer

CASTLERIGG MASTER INVESTMENTS LTD.
By: Sandell Asset Management Corp., its Investment Manager


By: //signed//
    ----------------------------------------
Name:
Title:

                              CONSENT OF GUARANTOR

         The undersigned guarantor hereby consents to the waivers given and the actions to be taken by the Borrower and by the Collateral Agent as set forth in this Voluntary Surrender Agreement, and agrees not to challenge the disposition of the Collateral on the grounds of commercial reasonableness. The undersigned further acknowledges that all notices required to be given to the undersigned by applicable provisions of the UCC have been given and received, or are hereby waived.

                                                    AMISH NATURAL SUB, INC.

                                                    By: ______________________
                                                    Name:
                                                    Title:



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